Exhibit 99.1

Claire’s Stores, Inc. Announces Offer to Exchange Any and All of its 8.875% Senior Secured Second Lien Notes due 2019, 7.750% Senior Notes due 2020, and 10.500% Senior Subordinated Notes due 2017 for New Term Loans Maturing in 2021

HOFFMAN ESTATES, IL., August 12, 2016 – Claire’s Stores, Inc. (“Claire’s Stores” or the “Company”) today announced that it has commenced a private offer to exchange (the “Exchange Offer”), upon the terms and conditions set forth in a confidential offer to exchange statement dated August 12, 2016 and a related letter of transmittal (together, the “Offer to Exchange Statement”), any and all of its outstanding 8.875% Senior Secured Second Lien Notes due 2019 (the “Second Lien Notes”), 7.750% Senior Notes due 2020 (the “Unsecured Notes”), and 10.500% Senior Subordinated Notes due 2017 (the “Subordinated Notes”, and collectively the “Notes”) held by Eligible Holders (as defined below), for up to $40.0 million of new Senior Secured Term Loans maturing 2021 of Claire’s Stores, Inc. (the “Claire’s Stores Term Loan”), up to $130.0 million of new Senior Secured Term Loans maturing 2021 of CLSIP LLC (“CLSIP”), which is a newly formed unrestricted subsidiary of Claire’s Stores (the “CLSIP Term Loan”) and up to $60.0 million of new Senior Term Loans maturing 2021 of Claire’s (Gibraltar) Holdings Limited, the holding company of Claire’s Stores’ European operations (the “Claire’s Gibraltar Term Loan”, and collectively, the “Term Loans”).

The Term Loans will be made pursuant to term loan agreements to be entered into by the Company, CLSIP and Claire’s Gibraltar, respectively, and The Bank of New York Mellon Trust Company, N.A., as Administrative Agent. Each of the Term Loans will have a maturity date of the fifth anniversary of the Settlement Date (as defined in the Offer to Exchange Statement) and will bear interest at a rate per annum of 9.0%. The Claire’s Stores Term Loan will be guaranteed by all of Claire’s Stores domestic subsidiaries and secured on a first priority basis by substantially all the assets of Claire’s Stores and the guarantor subsidiaries. The CLSIP Term Loan will be secured by substantially all the assets of CLSIP, consisting only of certain intellectual property assets to be contributed to CLSIP by a subsidiary of Claire’s Stores and an agreement between CLSIP and such subsidiary that provides that Claire’s Stores may continue to have exclusive use of such intellectual property in return for annual payments of $12.0 million. The CLSIP Term Loan will be guaranteed by CLSIP’s parent, CLSIP Holdings LLC, which will secure the guarantee with a pledge to the equity of CLSIP. It will not be guaranteed by Claire’s Stores or any of its other subsidiaries. The Claire’s Gibraltar Term Loan will be unsecured and not guaranteed by Claire’s Stores or any of its other subsidiaries.

In connection with the Exchange Offer, Claire’s Stores will complete a refinancing transaction with the lenders under its existing $115.0 million revolving credit facility (the “U.S. Credit Facility”). Pursuant to this refinancing (the “Bank Refinancing”),

•	Claire’s Gibraltar will be party to a new $40.0 million credit agreement maturing February 4, 2019 with the lenders of the U.S. Credit Facility, the proceeds of which will be used to reduce outstanding amounts under the U.S. Credit Facility by $40 million;

•	Claire’s Stores, its domestic subsidiaries and Claire’s Inc., its corporate parent, will be parties to a new ABL credit agreement maturing February 4, 2019, providing for revolving credit loans that will have a primary lien on ABL collateral, and availability subject to a borrowing base, of up to $75.0 million less any amounts outstanding under the U.S. Credit Facility, the proceeds of which ABL Credit Facility will be used to reduce outstanding amounts under the U.S. Credit Facility;

•	The availability of the U.S. Credit Facility will be reduced to an amount equal to $75.0 million less any amounts outstanding under the ABL Credit Facility from time-to-time; and

•	The maturity of the U.S. Credit Facility will be extended until February 4, 2019.

Claire’s Gibraltar and certain subsidiaries are party to an unsecured multi-currency revolving credit facility in the amount of $50.0 million that matures August 20, 2017 (the “Europe Credit Facility”). Consent of the lender under the Europe Credit Facility is required for the consummation of the Exchange Offer, and in addition, consent of the lender is required to allow Claire’s Gibraltar to distribute cash to Claire’s Stores in an amount required to enable Claire’s Stores to fund its near term debt service and other obligations. The lender has declined to provide such consents. The Exchange Offer is conditioned on (i) the lender agreeing to an amendment satisfactory to Claire’s Gibraltar providing the foregoing consents, or (ii) the refinancing of the Europe Credit Facility with new debt arrangements satisfactory to Claire’s Gibraltar that allow the Exchange Offer and distributions of cash from Claire’s Gibraltar in amounts sufficient for Claire’s Stores (the “Europe Credit Facility Condition”).

The Exchange Offer will expire at one minute after 11:59 p.m., New York City time, on September 9, 2016, unless extended by the Company (the “Expiration Time”). For each $1,000 principal amount of Notes validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on August 25, 2016 (as it may be extended, the “Early Tender Time”) and accepted for exchange by the Company, Eligible Holders will be eligible to receive the “Total Consideration” set forth in the table below, which includes an early participation premium of $30 in principal amount of Claire’s Gibraltar Term Loans per $1,000 of Notes. For each $1,000 in principal amount of Notes validly tendered and not validly withdrawn after the Early Tender Time and at or prior to the Expiration Time and accepted for exchange by the Company, Eligible Holders will be eligible to receive only the “Exchange Consideration” set forth in the table below.

The following table sets forth the Total Consideration, which includes the early participation premium, and Exchange Consideration for the Notes:

Notes to be Exchanged	CUSIP/ISIN	Outstanding Aggregate Principal Amount	Total Consideration Amount for each $1,000 Principal Amount of Notes Tendered at or prior to the Early Tender Time		Exchange Consideration Amount for each $1,000 Principal Amount of Notes Tendered after the Early Tender Time
8.875% Senior Secured Second Lien Notes due 2019	179584AL1/US179584AL19	$450,000,000	Claire’s Stores Term Loans: CLSIP Term Loans: Claire’s Gibraltar Term Loans:	$55.02 $178.81 $82.53	Claire’s Stores Term Loans: CLSIP Term Loans: Claire’s Gibraltar Term Loans:	$55.02 $178.81 $52.53

			Total Term Loans:	$316.36	Total Term Loans:	$286.36
7.750% Senior Notes due 2020	179584AQ0/ US179584AQ06 (Rule 144A) U17926AH6 (Regulation S)	$320,000,000	Claire’s Stores Term Loans: CLSIP Term Loans: Claire’s Gibraltar Term Loans:	$39.76 $129.24 $59.64	Claire’s Stores Term Loans: CLSIP Term Loans: Claire’s Gibraltar Term Loans:	$39.76 $129.24 $29.64

			Total Term Loans:	$228.64	Total Term Loans:	$198.64
10.500% Senior Subordinated Notes due 2017	179584AJ6/US179584AJ62	$26,498,000	Claire’s Stores Term Loans: CLSIP Term Loans: Claire’s Gibraltar Term Loans:	$95.01 $308.65 $142.52	Claire’s Stores Term Loans: CLSIP Term Loans: Claire’s Gibraltar Term Loans:	$95.01 $308.65 $112.52

			Total Term Loans:	$546.18	Total Term Loans:	$516.18

Claire’s Inc., the parent of Claire’s Stores, owns approximately $58.7 million aggregate principal amount of the Subordinated Notes. Certain funds managed by affiliates of Apollo Global Management, LLC (together with its consolidated subsidiaries, “Apollo”), which are indirect controlling stockholders of the Company (the “Apollo Funds,” and together with Claire’s Inc., the “Affiliated Holders”) own approximately $183.6 million aggregate principal amount of Claire’s Stores’ 10.500% PIK Senior Subordinated Notes due 2017 (the “PIK Subordinated Notes”). No Affiliated Holder will participate in the Exchange Offer. However, to the extent the Exchange Offer is not fully subscribed for the Total Consideration, the Affiliated Holders have agreed to effect a similar exchange of Subordinated Notes, in the case of Claire’s Inc., and PIK Subordinated Notes, in the case of the Apollo Funds, for Term Loans on the same terms offered in the Exchange Offer for the Unsecured Notes (that are tendered prior to the Early Tender Time) concurrently with the completion or termination of the Exchange Offer (the “Affiliated Holder Exchange”). The Total Consideration and Exchange Consideration offered to holders of Unsecured Notes in the Exchange Offer is lower than the Total Consideration and Exchange Consideration offered to holders of Subordinated Notes and Second Lien Notes.

All accrued and unpaid interest on Notes exchanged in the Exchange Offer or in an Affiliated Holder Exchange from the applicable last interest payment date to, but not including, the Settlement Date will be cancelled and will not be paid. Interest on the Term Loans will accrue from the Settlement Date.

The Exchange Offer is conditioned on a minimum of $400,000,000 combined aggregate principal amount of Notes and, if applicable, PIK Subordinated Notes being validly tendered, not withdrawn and accepted in the Exchange Offer and/or exchanged in the Affiliated Holder Exchange, if any (the “Minimum Tender Condition”). The consummation of the Exchange Offer is also subject to, and conditioned upon, the completion of the Bank Refinancing, the Europe Credit Facility Condition, and the satisfaction or waiver of the other conditions set out in the Offer to Exchange Statement. The consummation of the Exchange Offer is also subject to the Company’s right to amend the Exchange Offer prior to the Expiration Time. Tenders may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on August 25, 2016, but not thereafter unless that date is extended by the Company or is required by law.

Documents relating to the Exchange Offer will only be distributed to “Eligible Holders” of Notes who complete and return an eligibility form confirming that they are a bank, institutional lender or other institution that meets the financial and other requirements specified in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended, for an “accredited investor” and that was not formed for the specific purpose of participating in the Exchange Offer (collectively, the “Eligible Holders”).

In order for an Eligible Holder (or designee) to receive Term Loans, such Eligible Holder must meet certain administrative requirements (including completing an administrative questionnaire and IRS Form W-9 or the applicable Form W-8). Eligible Holders are encouraged to contact the information and exchange agent as early as possible (even before tendering Notes) using the email address on the back cover of the Offer to Exchange Statement to furnish such documentation to the information and exchange agent.

The complete terms and conditions of the Exchange Offer, as well as the terms of the Term Loans, are described in the Offer to Exchange Statement, copies of which may be obtained by Eligible Holders by contacting D.F. King & Co., Inc., the information and exchange agent in connection with the Exchange Offer, at 800.967.7574 (toll-free) or 212.269.5550 (banks and brokers) or by visiting www.dfking.com/claires to complete the eligibility process.

This press release shall not constitute an offer to exchange, nor a solicitation of an offer to exchange any security. No recommendation is being made as to whether holders of the Notes should exchange Notes for Term Loans.

Company Overview

Claire’s Stores, Inc. is one of the world’s leading specialty retailers of fashionable jewelry and accessories for young women, teens, tweens and girls ages 3 to 35. The Company operates through its stores under two brand names: Claire’s® and Icing®. As of April 30, 2016, Claire’s Stores, Inc. operated 2,831 stores in 17 countries throughout North America and Europe, excluding 733 concession locations. The Company franchised 579 stores in 29 countries primarily located in the Middle East, Central and Southeast Asia and Central and South America, and Southern Africa. More information regarding Claire’s Stores is available on the Company’s corporate website at www.clairestores.com.

Forward-looking Statements

This press release contains “forward-looking statements” which represent the Company’s expectations or beliefs with respect to future events. Statements that are not historical are considered forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: our level of indebtedness; general economic conditions; changes in consumer preferences and consumer spending; unwillingness of vendors and service providers to supply goods or services pursuant to historical customary credit arrangements; competition; general political and social conditions such as war, political unrest and terrorism; natural disasters or severe weather events; currency fluctuations and exchange rate adjustments; failure to maintain our favorable brand recognition; failure to successfully market our products through other channels, such as e-commerce; uncertainties generally associated with the specialty retailing business, such as decreases in mall traffic; disruptions in our supply of inventory; inability to increase same store sales; inability to renew, replace or enter into new store leases on favorable terms; increase in our cost of merchandise; significant increases in our merchandise markdowns; inability to grow our company-operated store base, expand our international store base through franchise or similar licensing arrangements or expand our store base through store concessions; inability to design and implement new information systems; data security breaches of confidential information or other cyber attacks; delays in anticipated store openings or renovations; results from any future asset impairment analysis; changes in applicable laws, rules and regulations, including laws and regulations governing the sale of our products, particularly regulations relating to heavy metals and chemical content in our products; changes in anti-bribery laws; changes in employment laws, including laws relating to overtime pay, tax laws and import laws; product recalls; increases in the costs of healthcare for our employees; increases in the cost of labor; labor disputes; loss of key members of management; increases in the cost of borrowings; unavailability of additional debt or equity capital; and the impact of our substantial indebtedness on our operating income and our ability to grow. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company’s forward-looking statements are included in the Company’s filings with the SEC, specifically as described in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016 filed with the SEC on April 26, 2016. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. The historical results contained in this press release are not necessarily indicative of the future performance of the Company.

Additional Information

Other Claire’s Stores, Inc. press releases, a corporate profile and the most recent Form 10-K and Form 10-Q reports are available on Claire’s business website at: www.clairestores.com.

Contact Information

J. Per Brodin, Executive Vice President and Chief Financial Officer

Phone: (847) 765-1100, or E-mail, investor.relations@claires.com

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